                                     BY-LAWS

                                       OF

                              FBL SERIES FUND, INC.

                                    ARTICLE I
                              SHAREHOLDERS MEETINGS

     1. Meetings of the shareholders shall be held at such time and place within, or without, the State of Maryland as may be determined by the board of directors and designated in the notice of said meeting.
     2. No meeting of the shareholders of this corporation shall be held unless required by applicable law or otherwise determined by the board of directors.
     3. Meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the board of directors or the president at any time, and shall be called by the president or secretary at the request in writing of one or more shareholders holding at least twenty-five percent (25%) (or ten percent (10%) if a purpose of the meeting is to determine if a director is to be removed from office) of the common stock of the corporation, then issued and outstanding and entitled to vote, requesting a meeting be called for a purpose requiring action by the shareholders as provided herein or in the Articles of Incorporation, which purpose shall be specified in any such written application. Business transacted shall be confined to the objects stated in the notice.
     4. Written notice of every meeting of the shareholders, stating the time, place and purpose or purposes for which the meeting is called, shall be given by the secretary to each shareholder entitled to vote thereat and to any shareholder entitled by law to such notice. Such notice shall be given to each shareholder by mailing the same, postage prepaid, to the address of the shareholder as it appears on the books of the corporation not less than ten (10) nor more than ninety (90) days before the time fixed for such meeting.
     5. The holders of a majority of the shares of common stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as may be otherwise provided by statute. If such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time (provided no adjournment shall be to a date more than one hundred and twenty (120) days after the original record date), without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
     6. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having the right to vote thereat, present in person or represented by proxy, shall determine any questions brought before such meeting, unless the question is one upon which by express provision of the statutes, articles of incorporation or these by-laws, a different vote is required in which case such express provision shall control.

     7. At any meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such shareholder and bearing a date not more than eleven (11) months prior to said meeting, which instrument shall be filed with the secretary of the meeting before being voted. Each shareholder shall have one vote or fraction thereof for each share or fraction thereof held.
     8. The board of directors may fix a record date not more than ninety (90) nor less than ten (10) days prior to the date for which a meeting is called, as of which the shareholders entitled to vote at such meeting, or any adjournment thereof, shall be determined, notwithstanding any transfer or the issue of any share occurring after such record date.

                                   ARTICLE II
                                    DIRECTORS

     1. The number of directors which shall constitute the whole board shall be not less than three (3) nor more than fifteen (15). Within these limits, the shareholders or a majority of the entire board of directors may increase or decrease the number of directors, but the tenure of office of any director shall not be affected by any decrease in the number of directors then in office. Subject to death, resignation or removal, each director shall hold office until the next meeting of shareholders called for the purpose of conducting the election of such director or a successor thereto, and until his successor is elected and qualified. Directors need not be shareholders of the corporation.
     2. If the office of any director or directors becomes vacant for any reason, a majority of the remaining directors, though less than a quorum, may choose a successor or successors, provided that immediately after filling any such vacancy, at least two-thirds (2/3) of the directors then holding office shall have been elected to such office by the shareholders; otherwise such vacancy shall be filled by vote of the shareholders at a meeting called for such purpose.
     3. The property and business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, the articles of incorporation or these by-laws prohibited or directed or required to be exercised or done by the shareholders.
     4. The board of directors may hold its meetings and keep the books of the corporation at the office of the corporation in the City of West Des Moines, State of Iowa, or at such other places as they may from time to time determine. The original or duplicate stock ledger shall be kept at the office of the corporation in the City of West Des Moines, State of Iowa, or at the office of any transfer agent which may be employed by the corporation pursuant to Article X of the articles of incorporation.
     5. A regular meeting of the board may be held at the place of and immediately following the meeting of the shareholders at which such board was elected, either within or without the State of Maryland; provided the directors may, by unanimous consent of the whole board in writing, hold their regular meeting at such other place and time as they may determine. No notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting provided a quorum shall be present. Other regular meetings of the board of directors shall be held without notice at such time and place, either within or without the State of Maryland, as shall from time to time be determined by the board.
     6. Special meetings of the board of directors may be held at any time when called by the president or two (2) or more directors. Not less than twenty-four (24) hours notice of any special meeting shall be given by the secretary or the officer calling such meeting to each director either in person, by telephone, by mail or by telegram. Such notice may be waived by any director either in person, or in writing, or by telegram. Such special meetings shall be held at such time and place, within or without the State of Maryland, as the notice thereof or waiver shall specify. Unless otherwise specified in the notice thereof, any and all business may be transacted at any at any meeting of the board of directors.
     7. At all meetings of the board of directors one-third (1/3) of the entire board of directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of the majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute, by the articles of incorporation or by these by-laws. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                                   ARTICLE III
                                   COMMITTEES

     The board of directors may, by resolution or resolutions passed by a majority of the whole board, elect from their own number an executive committee to consist of not less than three (3) nor more than five (5) members, which shall have the power to conduct the current and ordinary business of the corporation while the board of directors is not in session. The board of directors may also in the same manner elect from their own number from time to time other committees, the number composing such committees and the powers conferred thereon to be determined form the resolution creating the same. The committees shall keep regular minutes of their proceedings and report the same to the board of directors when required.

                                   ARTICLE IV
                                     NOTICES

     1. Whenever, under the provisions of any statute, the articles of incorporation or these by-laws, notice is required to be given to any shareholder or director it shall not be construed to mean personal notice unless the context otherwise provides. Such notice may be given in writing, by mail, by depositing the same in a post office or letter box, in a post-paid sealed wrapper, addressed to such shareholder or director at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.
     2. Whenever any notice is required to be given under the provisions of any statute, the articles of incorporation or by these by-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V
                                    OFFICERS

     1. The officers of the corporation shall be elected annually by the board of directors. The board of directors may elect one of its own members as chairman of the board, and shall elect a president, secretary and treasurer.
The board of directors may also elect one or more vice-presidents, one or more assistant secretaries and one or more assistant treasurers. Two or more offices, when consistent, may be held by the same person, except that any person holding the office of president shall not hold the office of vice-president.
The president of the corporation shall be a director. All other officers may be, but need not be, directors of the corporation.

     2. The board of directors may appoint such other officers, agents and representatives of the corporation as shall be deemed necessary, with such powers for such term and to perform such acts and duties on behalf of the corporation as the board of directors may see fit to the extent authorized or permitted by law, the articles of incorporation and these by-laws.
     3. The chairman of the board, if one shall be elected, shall preside at all meetings of the shareholders and board of directors, and shall perform such other duties as the board of directors may from time to time prescribe.
     4. The president shall be the chief executive officer or the corporation and, in the absence of the chairman of the board, or if a chairman is not elected, shall preside at all meetings of the shareholders and board of directors. The president shall have power to sign all certificates for shares of stock. The president shall perform such other duties as the board of directors shall from time to time prescribe.
     5. The vice-presidents, in the order of their seniority or as designated by the board of directors, shall in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties as the board of directors may from time to time prescribe.
     6. The secretary shall record all votes and proceedings of the meetings of the shareholders and of the board of directors in the corporation records.
He shall give, or cause to be given, notice of all meetings of the shareholders and meetings of the board of directors when notice thereof is required. The secretary shall have custody of the seal of the corporation and may affix the same to any instrument requiring the corporate seal and attest to the same with his signature. He shall have the power to sign all certificates for shares of stock and shall perform such other duties as the board of directors may from time to time prescribe.
     7. The assistant secretaries in order of their seniority or as directed by the board of directors, shall in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties as the board of directors may prescribe.
     8. The treasurer shall deliver all funds and securities of the corporation which may come into his hands to such bank or trust company as the board of directors may designate as custodian in accordance with Article X of the articles of incorporation. He shall keep such record of the financial transactions of the corporation as the board of directors shall prescribe. The treasurer shall have power to sign all certificates for shares of stock and shall perform such other duties as the board of directors may from time to time prescribe.
     9. The assistant treasurers in order of their seniority or as directed by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties as the board of directors may prescribe.
     10. The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the board of directors may be removed at any time by the board of directors. If the office of any officer shall become vacant for any reason, the vacancy shall be filled by the board of directors.


                                   ARTICLE VI
                               STOCK CERTIFICATES


     1. The certificates of stock of the corporation, if the corporation shall issue certificates of stock, shall be in the form prescribed by the board of directors and shall be signed by the president, or a vice-president and the secretary or treasurer or an assistant secretary or an assistant treasurer.

     2. In the event any officer of the corporation authorized to sign certificates for shares of stock of the corporation shall die or cease to hold office, the board of directors may, by resolution, adopt and permit to be issued, when duly countersigned, certificates bearing the signature, either real or facsimile, of such officers.
     3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, mutilated or destroyed upon such terms and upon such conditions as it may prescribe.
     4. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

     5. Shares of stock shall be transferable, so as to affect the rights of the corporation, only by transfer recorded on the books of the corporation in person or by attorney, and, in the case of shares for which a certificate or certificates have been issued, upon surrender of the certificates or certificates representing such shares.

     6. The board of directors shall have power to fix in advance a date, not exceeding sixty (60) days preceding the date for the payment of any dividend, or the date for the allotment of rights, as a record date for the determination of the shareholders entitled to receive payment of any dividend or to any such allotment of rights. In such case only such shareholders of record on the date so fixed shall be considered shareholders for the purpose stated, notwithstanding any transfer of any shares on the books of the corporation after any such record date fixed as aforesaid.

                                   ARTICLE VII
                        INVESTMENT AND OTHER RESTRICTIONS

     The investment restrictions of the corporation's Portfolios shall be as set forth in the corporation's registration statement as filed with the Securities and Exchange Commission and in effect from time to time, and may be changed only pursuant to the appropriate vote of shareholders and/or directors as set forth in such registration statement and in accordance with applicable law.

                                  ARTICLE VIII
                                    CUSTODIAN

     1. The Custodian employed by the corporation pursuant to Article X of the articles of incorporation shall be required to enter into a contract with the corporation which shall contain in substance the following provisions:
          (a) The corporation will cause all securities and funds owned by the corporation to be delivered or paid to the custodian, except as may be permitted by the Investment Company Act of 1940.
          (b) The custodian will receive and receipt for any monies due to the corporation and deposit the same in its own banking department or in such other banking institution, if any, as the board of directors may direct.

               The custodian shall have the sole power to draw upon any such account.
          (c) The custodian shall release and deliver securities owned by the corporation in the following cases only:
               (1) Upon the sale of such securities for the account of the corporation and the receipt of payment therefor;
               (2) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable, provided that in any such case the cash proceeds thereof shall be delivered to the custodian;
               (3) To the issuer thereof or its agent for transfer into the name of the corporation or the custodian, or a nominee of either, or for exchange for a different number of bonds or certificates representing the same number of shares or aggregate face amount, provided that in any such case the new securities replacing such securities are delivered to the custodian;
               (4) To the broker selling the same for examination in accord with the "street delivery" custom;
               (5) For exchange or conversion pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, provided that in any such case the new securities and cash, if any, are delivered to the custodian;
               (6) In the case of warrants, rights or similar options the surrender thereof shall be only for the exercise of such warrants, rights of other options on behalf of the corporation upon interim receipts or temporary securities for definitive securities.
               (7) For the purpose of exchanging interim receipts or temporary securities for definitive securities;
               (8) For the purpose of effecting a loan of the corporation's securities to any person, firm, corporation or trust upon the receipt by the custodian of cash or cash equivalent collateral at least equal to the market value of the securities loaned;
               (9) To any bank for the purpose of collateralizing the obligation of the corporation to repay any monies borrowed by the corporation from such bank; provided, however, that the custodian may at the option of such lending bank keep such collateral in its possession, subject to the rights of such bank given it by virtue of any promissory note or agreement executed and delivered by the corporation to such bank; or
               (10) For the purpose of redeeming in kind shares of the corporation upon delivery thereof to the custodian.
          (d)  The Custodian shall pay out monies of the corporation only upon:
               (1) the purchase of securities for the account of the corporation and the delivery in due course of such securities to the custodian;
               (2) or in connection with the conversion, exchange or surrender of securities owned by the corporation as set forth herein;
               (3) for the repurchase or redemption of shares issued by the corporation;
               (4) for the making of any disbursements authorized by the board of directors pursuant to the articles of incorporation and these by-laws;
               (5) in connection with the payment to a bank of the interest on, or any portion of the principal of, any loan made by such bank to the corporation;
               (6) in connection with the payment to any person who has borrowed the corporation's securities of the amount deposited with the custodian as collateral for such borrowing, upon delivery of such securities to the custodian; or
               (7) the payment of any expenses or liabilities incurred by the corporation.
          (e) The custodian shall make deliveries of securities and payments of cash only upon written instructions signed by such officer or officers, or other agent or agents of the corporation, including the investment adviser, as may be authorized to sign such instructions by resolution of the board of directors.
          The board of directors may from time to time authorize different persons to sign instructions for different purposes.
     2. The contract between the corporation and the custodian may contain any other provisions not inconsistent with the articles of incorporation or with these by-laws as the board of directors may approve.
     3. Such contract shall be terminable by either party upon written notice to the other; provided, however, that upon termination of the contract or inability of the custodian to continue to serve, the custodian shall, upon written notice of the appointment of another bank or trust company as successor custodian, deliver and pay over to such successor custodian all securities and monies held by it for the account of the corporation. In such case the board of directors shall promptly appoint a successor custodian, but in the event no successor custodian can be found having the required qualifications and willing to serve, it shall be the duty of the board of directors to call as promptly as possible a special meeting of the shareholders to determine whether the corporation shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of the corporation, as shown by proper certified resolution, the custodian shall deliver and pay over all property of the corporation held by it as specified in such vote.

                                   ARTICLE IX
                               INVESTMENT ADVISER

     The board of directors, with the approval of the shareholders and consistent with Article XI of the articles of incorporation, may enter into a contract with any person, firm or corporation to act as investment adviser and to perform such duties and render such other services as shall be deemed necessary. Any such contract shall provide that it may be terminated at any time by the corporation without penalty and upon not more than sixty (60) days' written notice and shall be automatically terminated in the event of its assignment by such person, firm or corporation. Any such contract, which shall continue in effect for a period of more than two (2) years from the date of its execution, shall be specifically approved at least annually by vote of a majority of the outstanding voting securities of the corporation or by the board of directors of the corporation, including approval by a majority of the directors who are not parties to such a contract or affiliated persons of such party (except solely by reason of being a director of the corporation). Such contract may contain any other provision not inconsistent with the articles of incorporation and these by-laws.

                                    ARTICLE X
                                   UNDERWRITER

     The board of directors, consistent with Article XI of the articles of incorporation, may enter into a contract with any person, firm or corporation to act as underwriter for the corporation and to perform such other duties and render such other services as shall be deemed necessary. Any such contract shall provide that it shall be automatically terminated in the event of its assignment by such person, firm or corporation, and that in the event it shall continue in effect for a period of more than two (2) years from the date of execution, it shall be specifically approved at least annually by vote of a majority of the outstanding voting securities of the corporation or by the board of directors of the corporation, including approval by a majority of the directors who are not parties to such contract or affiliated persons of any such party (except solely by reason of being a director of the corporation). Such contract may be exclusive or not exclusive and may be, but need not be, with the same person, firm or corporation, a party to an investment adviser's contract with the corporation as provided in the articles of incorporation and these by-laws. Such contract may also contain any provision not inconsistent with the articles of incorporation and these by-laws.

                                   ARTICLE XI
                    STOCK TRANSACTIONS BY OFFICERS AND OTHERS

     No officer or director of the corporation, and insofar as the corporation can enforce this prohibition, neither the investment adviser nor an underwriter, as described in Article IX and Article X, respectively, nor any member, officer, director, trustee or shareholder of such investment adviser or underwriter shall take a long or short position in the securities issued by the corporation, except as follows:
          (a) The foregoing provision shall not prohibit an underwriter from purchasing shares of the corporation from the corporation or from another underwriter if such purchases are limited to purchases for the purpose of filling orders for such shares received by such underwriter, and provided that orders to purchase from the corporation or from another underwriter are entered with the corporation or the custodian promptly upon receipt by the purchasing underwriter or, in case of a purchase from another underwriter, upon receipt by such other underwriter of orders for such shares, unless the purchasing underwriter is otherwise instructed by a retail customer;
          (b) The foregoing provision shall not prohibit an underwriter from purchasing shares of the corporation as agent for the account of the corporation.
          (c) The foregoing provision shall not prohibit the purchase of shares of the corporation from the corporation or from an underwriter by an officer or director of the corporation or by such underwriter, or by any member, officer, director, trustee or shareholder of the investment adviser or of such underwriter at the public offering price at the time of such purchase.
          (d) The foregoing provision shall not prohibit the purchase of shares of the corporation at net asset value, pursuant to a uniform offer described in the prospectus, by any officer, or director of the corporation, its investment adviser or principal underwriter or by any full time employee or sales representative of any of the foregoing who has acted as such for not less than ninety (90) days, or by any trust, pension, profit-sharing or other benefit plan for such persons; provided, that such purchases are made upon the written assurance of the purchaser that the purchase is made for investment purposes and that the shares will not be re-sold except through redemption or repurchase by or on behalf of the corporation.

                                   ARTICLE XII
                                     AUDITOR

     An auditor shall be selected annually, pursuant to the Investment Company Act of 1940.

                                  ARTICLE XIII
                                   FISCAL YEAR

     The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                   ARTICLE XIV
                                      SEAL

     The corporate seal of the corporation shall, subject to alteration by the board of directors, consist of a flat-faced circular die, upon which shall be engraved or cut the word "Maryland", together with the name of the corporation and the year of its incorporation.

                                   ARTICLE XV
                                 INDEMNIFICATION

     1. The Corporation shall indemnify each present and past officer and director and his heirs and personal representative to the full extent permitted by the Corporation's Articles of Incorporation and the Annotated Code of Maryland Corporations and Associations Sec. 2-418 or any successor statute as amended from time to time.
     2. With respect to a proceeding against an officer or director brought by or on behalf of the Corporation to obtain a judgement or decree in its favor, the corporation shall provide the officer or director with the same indemnification, after the same determination, as it is required to provide with respect to a proceeding not brought by or on behalf of the Corporation.
     3. The board of directors in its sole discretion may authorize or provide to an employee or agent any indemnification described in this article.
     4.   Any indemnification provided by this Article:
          (a) Continues as to any officer, director, employee or agent who has ceased to be such and inures to the benefit of his heirs and personal representative; and
          (b) Does not exclude any other rights to which a person is or may be entitled by law, any agreement, vote of stockholders of disinterested directors, or otherwise as to any action, including:
               (i)  Action in his official capacity; and
               (ii) Action in another capacity while holding the office.
     5. The indemnification provided by this Article shall be provided as to officers and directors, and may be provided as to employees and agents, with respect to any action, suit or proceeding arising from an act or omission or alleged act or omission, whether occurring before or after the adoption of this Article.
     6. The provisions of this Article constitute a contract between the Corporation and each director or officer who serves in any such capacity at any time while this Article and the relevant provisions of The Annotated Code of Maryland Corporations and Associations or other applicable law, if any, are in effect, and repeal or modification of any such law or of this Article shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.
     7. Each section or portion thereof of this Article shall be deemed severable from the remainder, and the invalidity of any such section or portion shall not affect the validity of the remainder of this Article.
     8. Nothing in this Article protects, or purports to protect, or may be interpreted to construed to protect, an officer or director against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                   ARTICLE XVI
                                   AMENDMENTS

     Either the board of directors or the shareholders may make, amend, alter or repeal the by-laws at any meeting duly held, the notice of which includes notice of proposed addition, amendment, alteration or repeal of such by-laws; provided, however, that the provisions concerning investment and other restrictions contained in Article VII of the by-laws shall not be amended, altered or repealed unless authorized by the vote of a majority of the outstanding voting securities of the corporation.
     These by-laws include all amendments adopted through November 11, 1987 as follows:
          Article I, Section 8, amended June, 1973.
          Article II, Section 4, amended September, 1974.
          Article VI, Section 6, amended January, 1977.
          Article XV, amended April, 1978.
          Article I, Section 2, amended April, 1979.

          Article I, Section 7, amended April, 1980.
          Article VII, Section 8, amended November, 1980.
          Article I, Sections 1,2,3,5 and 9; Article II, Sections 2 and 5;
          Article V, Section 1; amended August, 1987.
          Article I, Section 3; Article VII; Article VIII; amended November 11, 1987.

          Article VI, Sections 1 and 5, amended August 15, 1996.